Exhibit 16.1

Deloitte LLP
2800 - 1055 Dunsmuir Street 4 Bentall Centre P.O. Box 49279 Vancouver BC V7X 1P4 Canada Tel: 604-669-4466 Fax: 778-374-0496 www.deloitte.ca

August 23, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of PMC-Sierra, Inc.’s Form 8-K dated August 19, 2013, and we agree with the statements made pursuant to Item 4.01 in the first four paragraphs and we have no basis on which to agree or disagree with the statements made pursuant to Item 4.01 in the fifth paragraph.

Yours truly,

/s/ Deloitte LLP

Chartered Accountants